For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Second Quarter Earnings
YEAR-OVER-YEAR SUMMARY
Note: As previously disclosed, the calendar shift resulting from the 53rd week in fiscal 2025 affects quarterly comparisons in fiscal 2026
•Revenue +15%; Organic Revenue +12%
◦Performance led by broad-based net new business and base business growth in both FSS United States and International; Approximately 3% benefit to Revenue and Organic Revenue growth from the calendar shift
◦New business wins have already reached a record $1 billion this fiscal year to date; High client retention rate exceeding 98% across the Company
•Operating Income +26%; Adjusted Operating Income (AOI) +24%1
◦Enhanced technology capabilities resulted in additional productivity gains; Approximately 14% and 12% benefit to Operating Income and AOI growth, respectively, from the calendar shift
◦Profitability growth reflected strong revenue levels, supply chain efficiencies, and effective above-unit cost management
•GAAP EPS +65% to $0.38; Adjusted EPS +40%1 to $0.49
◦Continued momentum in top and bottom line financial performance; Approximately 30% and 20% benefit to GAAP EPS and Adjusted EPS growth, respectively, from the calendar shift
◦Favorable business trends occurring throughout the organization
•Disciplined Capital Allocation Priorities Contributed to Strong Cash Flow
◦Net cash provided by operating activities of $400 million, +56%; Free Cash Flow of $305 million, +116%, with more than $1.4 billion in cash availability
◦Proactively repaid $55 million of 2030 Term Loans; Repurchased approximately $25 million of stock
•Recently Entered Hyperscale AI Data Center Market Offering Integrated Suite of Capabilities
◦Launched Aramark Nexus™, a new platform delivering hospitality and workforce support services for hyperscale AI data centers and other large-scale, complex, and often remote operating environments
◦New multi-year agreement with a top global hyperscaler underway; Significant pipeline of growth opportunities for Aramark Nexus™

Philadelphia, PA, May 12, 2026 - Aramark (NYSE: ARMK) today reported second quarter fiscal 2026 results.
1 On a constant currency basis

“Our financial results underscore the continued momentum at the Company driven by our unwavering focus on delivering hospitality excellence,” said John Zillmer, Aramark’s Chief Executive Officer. “With exceptionally strong business trends across sectors and geographies, we’ve updated our fiscal 2026 Outlook to the high end of our previously stated expectations for Organic Revenue growth. This reflects our team’s disciplined execution of our growth strategies as we continue to achieve new milestones.”
“We’re excited about our entry into the hyperscale AI data center market with the launch of Aramark Nexus™ where we bring proven expertise in highly complex operations and an established competitive advantage. As we execute on our new multi-year engagement with a top global hyperscaler, this client is expected to become the largest in our portfolio. We believe there is substantial growth potential with this client and other hyperscalers, combined with the existing sales momentum occurring throughout our broader portfolio."

SECOND QUARTER RESULTS
Consolidated revenue was $4.9 billion in the second quarter, a 15% increase year-over-year. The favorable effect of currency translation increased revenue by approximately $101 million. Organic Revenue, which excludes the effect of currency translation, was higher by 12% compared to the same year-ago period. Growth was led by broad-based net new business and base business expansion across sectors and geographies. The calendar shift from the 53rd week in the prior year increased Revenue and Organic Revenue growth by an estimated 3%, principally in the Education sector within the FSS United States segment.

	Revenue
	Q2 '26	Q2 '25	Change (%)	Organic Revenue Change (%)
FSS United States	$3,430M	$3,056M	12%	12%
FSS International	1,477	1,223	21%	13%
Total Company	$4,907M	$4,279M	15%	12%
May not total due to rounding
Difference between Change (%) and Organic Revenue Change (%) is the effect of currency translation

•FSS United States revenue growth was led by 1) Sports, Leisure & Corrections primarily from higher per cap spending and attendance levels in Sports & Entertainment, which included Opening Day of Major League Baseball and the World Baseball Classic, as well as the NCAA Basketball Tournament; 2) Business & Industry from sustained double-digit growth with significant new business contribution, exceptionally high client retention rates, elevated catering demand, and an expanded Refreshments client base; and 3) Healthcare from onboarding new business. Revenue and Organic Revenue growth also benefited by approximately 4% from the calendar shift.
•FSS International revenue growth was across all geographies, driven by ongoing base business expansion and net new business performance—which included double-digit growth in both Europe and Canada, and Emerging Markets experiencing high-single digit growth on an organic basis. The calendar shift positively affected Revenue and Organic Revenue growth by an estimated 1%. Revenue on a GAAP basis included the favorable effect of currency translation.
Operating Income was $220 million, an increase of 26% compared to the prior year period, and AOI grew 24%1 to $258 million. The quarter benefited from higher revenue levels, productivity gains in food and labor, supply chain efficiencies, and effective above-unit cost management. The calendar shift contributed to profitability growth by an estimated $25 million. The effect of currency translation increased Operating Income by approximately $5 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q2 '26	Q2 '25	Change (%)	Q2 '26	Q2 '25	Change (%)	Constant Currency Change (%)
FSS United States	$193M	$152M	27%	$223M	$176M	27%	27%
FSS International	61	52	19%	69	58	19%	12%
Corporate	(34)	(29)	(18)%	(34)	(29)	(18)%	(18)%
Total Company	$220M	$174M	26%	$258M	$205M	26%	24%
May not total due to rounding

•FSS United States increased from accelerated revenue levels, enhanced technology driving additional productivity gains, supply chain efficiencies, and effective above-unit cost management. The calendar shift favorably affected Operating Income and AOI growth by an estimated 16% and 13%, respectively.
•FSS International grew due to higher base business and net new business along with strengthened supply chain economics, which more than offset some in-country investments during the quarter to support significant growth. Operating Income on a GAAP basis included the favorable effect of currency translation.
•Corporate expenses experienced higher share-based compensation.

CASH FLOW AND CAPITAL STRUCTURE
Aramark reported a higher cash inflow in the second quarter compared to the prior year period, associated with stronger earnings and favorable working capital. Net cash provided by operating activities in the quarter increased 56% to $400 million, and Free Cash Flow grew 116% to $305 million.
In the second quarter, the Company proactively repaid approximately $55 million of Term Loan B due June 2030 and repurchased approximately $25 million of its common stock. Aramark has repurchased more than 5 million of its shares for an aggregate purchase price of approximately $194 million since the inception of the Company's share repurchase program.
Aramark’s capital allocation priorities remain unchanged: invest in the business to drive and propel growth; repay debt on an ongoing basis, with leverage expected to be under 3.0x by the end of fiscal 2026; increase the dividend annually; and utilize excess cash generation to opportunistically repurchase Aramark stock.
At quarter-end, the Company had more than $1.4 billion in cash availability.

DIVIDEND DECLARATION
Aramark's Board of Directors approved a quarterly dividend of $0.12 per share of common stock, as announced on May 6, 2026. The dividend will be payable on June 3, 2026, to stockholders of record at the close of business on May 20, 2026.

BUSINESS UPDATE
In the second quarter, Aramark delivered significant year-over-year growth in both the top and bottom line, reflecting continued momentum across the organization. The business trends remain strong heading into the second half of the fiscal year, including 1) a client retention rate exceeding 98% across the Company; 2) sustained revenue growth in FSS United States and FSS International from broad-based net new business and ongoing base business expansion; 3) new client wins that have already reached a record $1 billion; and 4) Aramark's entry into the hyperscale AI data center market.
The Company recently launched Aramark Nexus™, a new platform delivering integrated hospitality and workforce support services for the hyperscale AI data center market and other large-scale, complex, and often remote operating environments. Aramark is uniquely positioned to deliver on these integrated set of capabilities, supported by proven expertise in operating remote environments and an established competitive advantage. Aramark expects this new suite of services to generate margins above the Company average and achieve attractive investment returns. The Company believes there is substantial growth potential in this area of the business, in addition to Aramark's broader portfolio.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2026 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.

Based on Aramark's strong performance in the first half of the fiscal year, the Company updated its Fiscal 2026 Outlook for Organic Revenue growth and reaffirmed expectations for AOI, Adjusted EPS, and Leverage Ratio.
Aramark continues to expect accelerated AOI and margin expansion this fiscal year, consistent with the Company's expectations, capitalizing on its multiple operating levers while mobilizing a record level of new business openings.
Aramark's newly awarded multi-year agreement with a top global hyperscaler is underway and service set to begin this fiscal year. This new business is not currently reflected in the Company's Fiscal 2026 Outlook with updates to be provided as the client engagement launches, grows, and scales.
Aramark currently anticipates its full-year performance for Fiscal 2026 as follows:

•Organic Revenue growth at the high end of the Company's previously stated +7% to +9%;

•Adjusted Operating Income growth of +12% to +17%;

•Adjusted EPS growth of +20% to +25%; and

•Leverage Ratio under 3x

Note: All percentages above are on a constant currency basis
For easier comparison purposes, Fiscal 2025 Organic Revenue is on a 52-week basis

“We enter the second half of the fiscal year with confidence in our growth trajectory and our ability to capitalize on the significant opportunities immediately ahead,” Zillmer added. “Our teams continue to deliver outstanding performance, and we remain focused on building upon this momentum and driving the business to even greater levels of success.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; the effect of debt repricing and repayments on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our credit agreement required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash used in operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash used in operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the impact of amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($5.5 million for both the second quarter and year-to-date 2026).

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for non-cash charges for the impairment of certain assets related to a business held-for-sale ($6.1 million for year-to-date 2026), multiemployer pension plan withdrawal charge ($5.6 million for year-to-date 2026), legal charges related to an antitrust review ($1.3 million for year-to-date 2026), charges related to hyperinflation in Argentina ($0.9 million gain for the second quarter of 2026, $0.4 million gain for year-to-date 2026, $0.6 million loss for the second quarter of 2025 and $1.3 million loss for year-to-date 2025) and a charge for contingent consideration liabilities related to acquisition earn outs ($11.1 million for year-to-date 2025).

Effect of Debt Repayments and Refinancings on Interest Expense, net - adjustments to eliminate expenses associated with the refinancings by the Company in the applicable period such as payment of third party costs ($0.7 million for year-to-date 2026 and $5.8 million for both the second quarter and year-to-date 2025) and non-cash charges for the write-off of unamortized debt issuance costs and discounts ($0.4 million for year-to-date 2026 and $2.5 million for both the second quarter and year-to-date 2025).

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. The adjustments also reverse the valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($3.4 million for year-to-date 2026). Additionally, the adjustments reverse the release of a valuation allowance recorded at a foreign subsidiary ($8.6 million benefit for both the second quarter and year-to-date 2025) and eliminates the impact of the state tax treatment related to the sale of a minority interest ($4.4 million charge for both the second quarter and year-to-date 2025) and the tax related impact of the Company's spin-off of the Uniform segment, including non-deductible transaction costs ($3.6 million charge for both the second quarter and year-to-date 2025).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Business Update," "Outlook," and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including the conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the impact of the United States' and other countries’ trade policies including the implementation of tariffs; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficiently qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; the use of artificial intelligence technologies within our business processes; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 25, 2025 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	April 3, 2026	March 28, 2025
Revenue	$4,907,342	$4,279,298
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,480,948	3,919,653
Depreciation and amortization	132,160	117,059
Selling and general corporate expenses	74,485	68,411
Total costs and expenses	4,687,593	4,105,123
Operating income	219,749	174,175
Interest Expense, net	82,241	89,704
Income Before Income Taxes	137,508	84,471
Provision for Income Taxes	35,368	22,498
Net income	102,140	61,973
Less: Net income attributable to noncontrolling interests	190	119
Net income attributable to Aramark stockholders	$101,950	$61,854

Earnings per share attributable to Aramark stockholders:
Basic	$0.39	$0.23
Diluted	$0.38	$0.23
Weighted Average Shares Outstanding:
Basic	263,160	264,811
Diluted	266,390	267,420

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months Ended
	April 3, 2026	March 28, 2025
Revenue	$9,738,891	$8,831,384
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	8,896,321	8,070,885
Depreciation and amortization	258,114	230,263
Selling and general corporate expenses	147,158	138,797
Total costs and expenses	9,301,593	8,439,945
Operating income	437,298	391,439
Interest Expense, net	164,160	165,508
Income Before Income Taxes	273,138	225,931
Provision for Income Taxes	74,497	58,255
Net income	198,641	167,676
Less: Net income attributable to noncontrolling interests	530	203
Net income attributable to Aramark stockholders	$198,111	$167,473

Earnings per share attributable to Aramark stockholders:
Basic	$0.75	$0.63
Diluted	$0.74	$0.62
Weighted Average Shares Outstanding:
Basic	263,144	264,846
Diluted	266,382	268,076

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	April 3, 2026	October 3, 2025
Assets

Current Assets:
Cash and cash equivalents	$475,722	$639,095
Receivables	2,475,099	2,210,388
Inventories	453,325	418,766
Prepayments and other current assets	341,915	254,642
Total current assets	3,746,061	3,522,891
Property and Equipment, net	1,786,495	1,734,489
Goodwill	4,980,956	4,874,670
Other Intangible Assets	1,907,892	1,874,067
Operating Lease Right-of-use Assets	825,305	701,839
Other Assets	593,941	596,673
	$13,840,650	$13,304,629

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$33,853	$31,543
Current operating lease liabilities	65,314	60,744
Accounts payable	1,246,368	1,522,747
Accrued expenses and other current liabilities	1,744,183	1,931,688
Total current liabilities	3,089,718	3,546,722
Long-Term Borrowings	6,056,336	5,374,394
Noncurrent Operating Lease Liabilities	266,806	255,305
Deferred Income Taxes and Other Noncurrent Liabilities	1,085,590	966,019
Redeemable Noncontrolling Interests	61,871	14,130
Total Stockholders' Equity	3,280,329	3,148,059
	$13,840,650	$13,304,629

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	April 3, 2026	March 28, 2025
Cash flows from operating activities:
Net income	$198,641	$167,676
Adjustments to reconcile Net income to Net cash used in operating activities:
Depreciation and amortization	258,114	230,263
Asset write-downs	6,058	—
Increase in contingent consideration liability	—	11,127
Deferred income taxes	37,430	2,931
Share-based compensation expense	34,793	30,296
Changes in operating assets and liabilities	(839,069)	(724,340)
Payments made to clients on contracts	(151,368)	(86,850)
Other operating activities	73,453	37,693
Net cash used in operating activities	(381,948)	(331,204)
Cash flows from investing activities:
Net purchases of property and equipment and other	(214,878)	(232,486)
Acquisitions, divestitures and other investing activities	(101,637)	(249,984)
Net cash used in investing activities	(316,515)	(482,470)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(83,443)	414,590
Net change in Revolving Credit Facility	140,366	275,882
Net change in funding under the Receivables Facility	625,000	586,000
Payments of dividends	(63,068)	(55,683)
Proceeds from issuance of common stock	19,288	16,379
Repurchase of common stock	(66,322)	(109,283)
Payments for contingent considerations	(33,697)	(10,505)
Other financing activities	(5,677)	(50,816)
Net cash provided by financing activities	532,447	1,066,564
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(335)	(11,497)
(Decrease) Increase in cash and cash equivalents and restricted cash	(166,351)	241,393
Cash and cash equivalents and restricted cash, beginning of period	707,144	732,613
Cash and cash equivalents and restricted cash, end of period	$540,793	$974,006

Balance Sheet classification	April 3, 2026	March 28, 2025
Cash and cash equivalents	$475,722	$920,455
Restricted cash in Prepayments and other current assets	65,071	53,551
Total cash and cash equivalents and restricted cash	$540,793	$974,006

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	April 3, 2026
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,430,268	$1,477,074		$4,907,342
Operating Income (as reported)	$192,620	$61,408	$(34,279)	$219,749
Operating Income Margin (as reported)	5.6%	4.2%		4.5%

Revenue (as reported)	$3,430,268	$1,477,074		$4,907,342
Effect of Currency Translation	(1,963)	(99,098)		(101,061)
Adjusted Revenue (Organic)	$3,428,305	$1,377,976		$4,806,281
Revenue Growth (as reported)	12.2%	20.8%		14.7%
Adjusted Revenue Growth (Organic)	12.2%	12.7%		12.3%

Operating Income (as reported)	$192,620	$61,408	$(34,279)	$219,749
Amortization of Acquisition-Related Intangible Assets	25,114	8,244	—	33,358
Severance and Other Charges	5,512	—	—	5,512
Gains, Losses and Settlements impacting comparability	—	(916)	—	(916)
Adjusted Operating Income	$223,246	$68,736	$(34,279)	$257,703
Effect of Currency Translation	(536)	(3,978)	—	(4,514)
Adjusted Operating Income (Constant Currency)	$222,710	$64,758	$(34,279)	$253,189

Operating Income Growth (as reported)	27.0%	19.1%	(17.9)%	26.2%
Adjusted Operating Income Growth	26.9%	18.5%	(17.9)%	25.8%
Adjusted Operating Income Growth (Constant Currency)	26.6%	11.6%	(17.9)%	23.6%
Adjusted Operating Income Margin	6.5%	4.7%		5.3%
Adjusted Operating Income Margin (Constant Currency)	6.5%	4.7%		5.3%

	Three Months Ended
	March 28, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,056,338	$1,222,960		$4,279,298

Operating Income (as reported)	$151,686	$51,553	$(29,063)	$174,176
Amortization of Acquisition-Related Intangible Assets	24,195	5,827	—	30,022
Gains, Losses and Settlements impacting comparability	—	622	—	622
Adjusted Operating Income	$175,881	$58,002	$(29,063)	$204,820

Operating Income Margin (as reported)	5.0%	4.2%		4.1%
Adjusted Operating Income Margin	5.8%	4.7%		4.8%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	April 3, 2026
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,792,374	$2,946,517	$—	$9,738,891
Operating Income (as reported)	$381,368	$121,198	$(65,268)	$437,298
Operating Income Margin (as reported)	5.6%	4.1%		4.5%

Revenue (as reported)	$6,792,374	$2,946,517		$9,738,891
Effect of Currency Translation	(2,035)	(150,401)		(152,436)
Adjusted Revenue (Organic)	$6,790,339	$2,796,116		$9,586,455
Revenue Growth (as reported)	6.8%	19.1%		10.3%
Adjusted Revenue Growth (Organic)	6.8%	13.0%		8.5%

Operating Income (as reported)	$381,368	$121,198	$(65,268)	$437,298
Amortization of Acquisition-Related Intangible Assets	50,276	15,083	—	65,359
Severance and Other Charges	5,512	—	—	5,512
Gains, Losses and Settlements impacting comparability	11,608	915	—	12,523
Adjusted Operating Income	$448,764	$137,196	$(65,268)	$520,692
Effect of Currency Translation	(533)	(6,106)	—	(6,639)
Adjusted Operating Income (Constant Currency)	$448,231	$131,090	$(65,268)	$514,053

Operating Income Growth (as reported)	10.4%	15.2%	(10.2)%	11.7%
Adjusted Operating Income Growth	10.9%	17.3%	(10.2)%	12.6%
Adjusted Operating Income Growth (Constant Currency)	10.8%	12.0%	(10.2)%	11.2%
Adjusted Operating Income Margin	6.6%	4.7%		5.3%
Adjusted Operating Income Margin (Constant Currency)	6.6%	4.7%		5.4%

	Six Months Ended
	March 28, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,357,354	$2,474,030		$8,831,384

Operating Income (as reported)	$345,404	$105,238	$(59,203)	$391,439
Amortization of Acquisition-Related Intangible Assets	48,054	10,452	—	58,506
Gains, Losses and Settlements impacting comparability	11,127	1,315	—	12,442
Adjusted Operating Income	$404,585	$117,005	$(59,203)	$462,387

Operating Income Margin (as reported)	5.4%	4.3%		4.4%
Adjusted Operating Income Margin	6.4%	4.7%		5.2%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Net Income Attributable to Aramark Stockholders (as reported)	$101,950	$61,854	$198,111	$167,473
Adjustment:
Amortization of Acquisition-Related Intangible Assets	33,358	30,022	65,359	58,506
Severance and Other Charges	5,512	—	5,512	—
Gains, Losses and Settlements impacting comparability	(916)	622	12,523	12,442
Effect of Debt Repricing and Repayments on Interest Expense, net	—	8,326	1,121	8,326
Tax Impact of Adjustments to Adjusted Net Income	(9,058)	(9,030)	(16,226)	(18,019)
Adjusted Net Income	$130,846	$91,794	$266,400	$228,728
Effect of Currency Translation, net of Tax	(2,980)	—	(3,851)	—
Adjusted Net Income (Constant Currency)	$127,866	$91,794	$262,549	$228,728

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$101,950	$61,854	$198,111	$167,473
Diluted Weighted Average Shares Outstanding	266,390	267,420	266,382	268,076
	$0.38	$0.23	$0.74	$0.62
Earnings Per Share Growth (as reported) %	65.5%		19.0%

Adjusted Earnings Per Share
Adjusted Net Income	$130,846	$91,794	$266,400	$228,728
Diluted Weighted Average Shares Outstanding	266,390	267,420	266,382	268,076
	$0.49	$0.34	$1.00	$0.85
Adjusted Earnings Per Share Growth %	43.1%		17.2%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$127,866	$91,794	$262,549	$228,728
Diluted Weighted Average Shares Outstanding	266,390	267,420	266,382	268,076
	$0.48	$0.34	$0.99	$0.85
Adjusted Earnings Per Share Growth (Constant Currency) %	39.8%		15.5%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	April 3, 2026	March 28, 2025
Net Income Attributable to Aramark Stockholders (as reported)	$357,032	$348,010
Interest Expense, net	340,577	331,285
Provision for Income Taxes	119,828	117,649
Depreciation and Amortization	504,196	451,148
Share-based compensation expense(1)	62,695	63,062
Unusual or non-recurring losses and (gains)(2)	25,523	(25,071)
Pro forma EBITDA for certain transactions(3)	36,604	28,502
Other(4)(5)	127,504	95,335
Covenant Adjusted EBITDA	$1,573,959	$1,409,920

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$6,090,189	$6,532,881
Less: Cash and cash equivalents and short-term marketable securities(6)	475,722	963,721
Net Debt	$5,614,467	$5,569,160
Covenant Adjusted EBITDA	$1,573,959	$1,409,920
Net Debt/Covenant Adjusted EBITDA	3.6	3.9

(1) Represents share-based compensation expense of equity awards resulting from the application of accounting for stock options, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended April 3, 2026 represents a fiscal 2025 non-cash charge for the impairment on an equity investment ($19.5 million) and a fiscal 2026 non-cash charge for the impairment of certain assets related to a business held-for-sale ($6.1 million). The twelve months ended March 28, 2025 represents a fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period and, for purposes of the Credit Agreement, the net benefit from cost savings initiatives ($16.3 million for the twelve months ended April 3, 2026).
(4) "Other" for the twelve months ended April 3, 2026 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($56.4 million), severance charges ($41.9 million), non-cash charges for the impairments of assets ($8.9 million), multiemployer pension plan withdrawal charge ($5.6 million), merger and integration charges ($4.9 million), the impact of hyperinflation in Argentina ($4.0 million), legal charges related to an antitrust review ($3.8 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended March 28, 2025 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.8 million), non-cash adjustments to inventory based on expected usage ($18.2 million), charges related to a ruling on a foreign tax matter ($6.8 million), severance charges ($6.7 million), non-cash charges related to the impairment of a trade name ($3.3 million), contingent consideration expense related to acquisition earn outs, net of reversals ($2.4 million), the impact of hyperinflation in Argentina ($1.9 million) and other miscellaneous expenses.

(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Six Months Ended	Three Months Ended	Three Months Ended
	April 3, 2026	January 2, 2026	April 3, 2026
Net cash (used in) provided by operating activities	$(381,948)	$(782,200)	$400,252

Net purchases of property and equipment and other	(214,878)	(120,033)	(94,845)

Free Cash Flow	$(596,826)	$(902,233)	$305,407

	Six Months Ended	Three Months Ended	Three Months Ended
	March 28, 2025	December 27, 2024	March 28, 2025
Net cash (used in) provided by operating activities	$(331,204)	$(587,152)	$255,948

Net purchases of property and equipment and other	(232,486)	(117,788)	(114,698)

Free Cash Flow	$(563,690)	$(704,940)	$141,250

	Six Months Ended	Three Months Ended	Three Months Ended
	Change	Change	Change
Net cash (used in) provided by operating activities	$(50,744)	$(195,048)	$144,304

Net purchases of property and equipment and other	17,608	(2,245)	19,853

Free Cash Flow	$(33,136)	$(197,293)	$164,157